UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 30, 2007
Date of Earliest Event Reported: November 27, 2007

NuRx Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18 Technology, Suite 130 Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(949) 336-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On November 27, 2007, Matt Borenzweig was appointed to serve as a director of NuRx Pharmaceuticals, Inc. (the “Company”) for a term expiring at the next annual meeting of stockholders. Mr. Borenzweig has been senior vice president of sales and marketing at Cardiomems, Inc. since 2006. Prior to that position, he served as Vice President U.S. Sales, Endovascular at Medtronic Vascular, a position he held since 2000.

Mr. Borenzweig was appointed as the designee of Hunter World Markets, Inc. Hunter World Markets, Inc. was given the right to designate a member of the Board of Directors of the Company for a period of two years ending May 16, 2009 as part of the consideration for its services as placement agent in the Company’s private placement of securities in May 2007.

The Company’s Board of Directors also authorized the grant of an option to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Mr. Borenzweig for his services as a non-employee director. This option vested in its entirety at the time of its grant and will be subject to the Company’s 2007 Stock Compensation Plan. The option will expire five years from the date of grant. The grant of the option is exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as a transaction not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NURX PHARMACEUTICALS, INC.

Date: November 30, 2007	By:	/s/ Dr. Harin Padma-Nathan
Dr. Harin Padma-Nathan,
Chief Executive Officer